Pricing Supplement dated January 5, 1997                        Rule 424(b)(3)
(To Prospectus dated October 23, 1995)                       File No. 33-62601

                         $190,587,000 Principal Amount

                                 Advanta Corp.

                                  91 Day Notes
                      Six, Eighteen and Thirty Month Notes
             One, Two, Three, Four, Five, Seven and Ten Year Notes



                               Annual                                 Annual
                Interest     Percentage                  Interest    Percentage
                  Rate          Yield                      Rate        Yield
Maturity        Per Annum      (APY)*      Maturity      Per Annum     (APY)*
--------        ---------      -----       --------      ---------     -----
91 Days           5.31%         5.45%      One Year        6.35%        6.56%
Six Months        5.59%         5.75%      Two Years       6.44%        6.65%
Eighteen Months   6.11%         6.30%      Four Years      6.39%        6.60%
Thirty Months     6.30%         6.50%      Five Years      6.67%        6.90%





__________________________________

* Effective annual yield assumes interest reinvested at the current daily rate. Substantial penalty for early withdrawal.